Exhibit 99.1

KULR TECHNOLOGY TO PRESENT AT FAA’S TENTH TRIENNIAL INTERNATIONAL FIRE AND CABIN SAFETY RESEARCH CONFERENCE

KULR’s Director of Engineering to Deliver Talk on Holistic Battery Safety Design for Electrical Aviation

SAN DIEGO / GLOBENEWSWIRE / September 20, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion (“Li-ion”) battery safety and thermal management technologies, will present at the Federal Aviation Administration’s (“FAA”) Tenth Triennial International Fire and Cabin Safety Research Conference on October 19, 2022 in Atlantic City, New Jersey. KULR’s Director of Engineering, Dr. William Walker, will deliver a talk on the necessities of a holistic battery safety strategy for electrical aviation. The talk will touch on the Company’s battery solutions platform solution for industrial energy storage options and its SafeCase solution for transportation of batteries.

The annual conference, which brings together world-renowned experts in fire safety and lithium battery design, manufacturing, and packaging, will take place October 17-20 in Atlantic City, New Jersey. This year’s gathering, which is themed “Going Green – The Effect on Aircraft Cabin and Fire Safety,” will create a forum for the international aviation community to explore the recent, ongoing, and planned research activities in airplane fire and cabin safety.

“The FAA and other government agencies continue to keep Li-ion battery safety at the top of the priority list due to the detrimental effects the product can have on aircrafts when experiencing a failure,” said Dr. Walker. “We’re extremely proud of our collaboration with the FAA over the years and I’m excited to present to this influential group and share the exceptional work and proven success KULR has experienced in the battery safety space resulting from innovative design and packaging. From previously working with the United Nations Working Group to hosting the Society of Aerospace Engineers (SAE) G-27 Conference this November in support of safe aircraft Li-Ion battery transportation, it’s always been an important part of our strategy to work with regulators around the world to incorporate battery safety technologies into regulatory roadmap discussions.”

KULR Presentation Details:

Wednesday, Oct. 19, 2022 from 11:00 AM - 11:30 AM (EDT)

Track: POWERPLANT & PROPULSION FIRE PROTECTION III

Chaired by Aeon Brown

Resorts Hotel-Casino, Atlantic City, New Jersey

Last year, KULR provided H55, a leading enabler for electric aviation offering certified electric propulsion and battery solutions, with a thermal management solution for its hybrid-electric propulsion flight demonstrator program with Pratt & Whitney Canada. Utilizing KULR's thermal design architecture, H55 was awarded production organization approval (“POA”) by the Swiss Federal Office for Civil Aviation in January 2022 followed by its design organization approval (“DOA”) from the European Union Aviation Safety Agency (“EASA”) in June 2022. With the DOA and POA secured, H55 is expected to receive its type certificate for its 100kW electric propulsion system targeted for CS23 aircrafts at the end of 2023.

Following its work with H55, KULR’s presence at this year’s conference is a testament to its continued efforts to ensure safety within the globally growing market of electric aviation.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Media Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com